Exhibit 10.1

JOINT VENTURE AGREEMENT

This Joint Venture Agreement ("Agreement") is entered into on this 10th day of October, 2023, by and between Prithwiraj Mukherjee, residing at 49/4 Ballygunge Place, Kolkata, 700019, West Bengal, India, and Rupesh Chaudhuri residing at 10A Rupchand Lane, Flat 2C, Anandarup Apartments, Kolkata 700025, West Bengal, India ("Software Owners" or "SO"), having their principal place of business at 848 Brickell Avenue, PH5, Miami, FL 33131, USA, and Fast Finance Pay Corp. ("FFPP"), having its principal place of business at Uhlandstrasse 165/166, Berlin 10719, Federal Republic of Germany, Telephone: +49 307 262 1571, Website: ff24pay-corp.com. Software Owners and FFPP shall be referred to jointly herein after as the "Parties."

WHEREAS, the Parties hereto desire to form a business partnership in a form commonly referred to as a "Joint Venture" ("JV"); and

WHEREAS, the Parties wish to enter in this Agreement to describe the duties and responsibilities of the Software Owners and the rights of FFPP and SOFTWARE OWNERS in the JV created by and governed by the terms set forth herein after in this Agreement;

IT IS NOW THEREFORE AGREED that in consideration of ten dollars paid in hand by FFPP, the transfer of certain software rights conveyed herein by Software Owners to the JV, and the issuance of the Series F preferred convertible stock of FFPP in the name of Software Owners, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties contract upon the following terms and conditions:

1. Rights and Responsibilities of Software Owners. Software Owners shall execute the business plan ("Plan") provided to FFPP and attached hereto as Exhibit A, and provide the services, expertise and resources of Software Owners. The SO will be responsible for management of the JV along with technical development and related enhancements of the software products using its expertise to ensure efficient functioning and smooth operations of the JV per the Plan while observing all laws, statutes, regulations, and rules of all jurisdictions in which the JV shall operate. SOFTWARE OWNERS shall see to the security of the facilities in which the JV shall operate and shall protect the intellectual property of the JV from disclosure to third parties. SOFTWARE OWNERS shall have no rights to intellectual property developed for the JV but shall deliver exclusively to JV a USA marked, unique software as needed for executing the Plan. SOFTWARE OWNERS shall be responsible for the overall management, support and regular operations along with technical development and related enhancements of the software product of the JV to ensure smooth and efficient operations of the JV as per the Plan and budgets. SO shall deliver exclusively to the JV a USA marked, unique Software as needed to execute the Plan. SO shall commence development of said software once 50% of the minimum financing has been achieved for the JV. The Plan may need to be adjusted in case financing is delayed.

2. Rights and Responsibilities of FFPP. FFPP shall provide financing to the JV in an amount of not less than 375 thousand USD or 25% of the contemplated Regulation S offering, issued for the stated purpose of financing the JV among other purposes, whichever is greater. FFPP shall have the right to examine and monitor the business operations and expenditures of the JV. FFPP shall also release information regarding the JV to the public and FFPP shareholders to enhance visibility and keep stakeholders informed regarding developments in the JV. In fulfilling its obligations to the JV, FFPP shall take care that

compliance with applicable laws, statutes, regulations, and rules in all jurisdictions in which the JV shall operate is maintained.

3. Payment and Division and Payment of the JV Net Income. The sole obligation to the SO is delivery of 300,000 shares of Series F Convertible Preferred Stock having a conversion ratio of 25 commons shares for each share of the Series F. FFPP shall receive 100% of the Net Income of the Joint Venture. All converted shares shall have a three-year lock-up. Income, being defined in accordance with United States Generally Accepted Accounting Principles (GAAP), shall be paid on a quarterly basis, adjusted annually if needed. If the common objectives set forth in the Plan are not achieved in the planned amount, the shareholding of Series F shall be subject to automatic pro rata reduction. If FFPP shall not fund its minimum amount then FFPP's ownership in JV shall be reduced pro rata in favor of SO, e.g., a ten percent shortfall in the funding/per-formance criteria shall reduce FFPP's/Software Owners ownership in JV/Series F Shares to 90% of Ownership of JV/270,000 Series F Shares with ten percent going to the Software Owners/FFPP until the Minimum Amount of funding/performance criteria is delivered and then the Net Income shall return to 100% of Net Income/300,000 Series F Shares.

4. Accounting. SOFTWARE OWNERS shall have control of the accounting for the JV. FFPP has the right to audit the accounting not more than quarterly. The JV shall have a calendar year. The accounting shall be done on a quarterly basis and the quarterly reports shall be sent to FFPP at its Berlin office. The JV may send these reports via email to FFPP not later than thirty (30) days following the end of each calendar quarter.

5. Term and Termination.

A. This Agreement shall be perpetual unless the execution of this Joint Venture Agreement does not occur on or before October 29, 2023, in which case the binding terms of the LOI are void ab initio unless waived by the Parties in writing.

B. This Agreement shall terminate upon the inability of either party to i) meet their financial obligations as such obligations become due; ii) upon a filing for protection under the state or Federal bankruptcy laws by either party; or iii) by either party making an assignment for the benefit of creditors.

C. In the event of any material breach of this Contract by either party if the breaching party fails to correct said material breach within ten business days following receipt of notice of the material breach by the non-breaching party. Said notice of breach may be delivered by email.

6. Entire Agreement; Supersedes Prior Agreements. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto.

7. Notice. All notices, requests, demands, directions and other communications ("Notices") provided for in this Agreement shall be in writing and shall be mailed or delivered personally or sent by electronic means, including but not limited to telecopier, facsimile and email, to the applicable Party at the address of such Party set forth below in this Section 7. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the third

business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 7. When sent by electronic means, each such Notice shall be effective on the first business day on which or after which it is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

FFPP: Andreas Garke, President
Fast Finance Pay Corp.
Uhlandstrasse 165/166
Berlin 10719
Federal Republic of Germany
Telephone: +49 307 262 1571
Fax: (201) 464-7943
Email: agarke@ff24-pay-corp.com

Software Owners: Rupesh Chaudhuri
10A, Rupchand Mukherjee Lane
Flat 2C, Anandarup Apartments
Kolkata – 700025
West Bengal, India
Email: rupesh@xlrt.ai

Prithwiraj Mukherjee
49/4Ballygunge Place
Kolkata, 700019
West Bengal, India
Email: prithwiraj@xlrt.ai

Either Party may change his or its respective address for purposes of this Section 5 by giving the other Party notice of the new address in the manner set forth above.

8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

9. Non-Waiver. The waiver of any Party of a breach or a violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

10. Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

11. Inurement This Agreement shall be binding upon the Parties, and it shall benefit, respectively, each of the Parties, and their respective successors and assigns. This

Agreement shall not be assignable by any Party. There are no third-party beneficiaries to this Agreement.

12. Headings. The headings to this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

13. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

14. Survival of Representations and Warranties. Each covenant, agreement, representation, warranty of the Parties under this Agreement and their obligations hereunder shall survive for two years the execution of this Agreement.

15. Arbitration. Any controversy arising out of, connected to, or relating to any matters herein between the parties, including for purposes of arbitration, affiliates, professional advisors, accountants, attorneys, or agents of the parties, on behalf of the undersigned, or this Agreement, or the breach thereof, also including, but not limited to any claims of violations of United States law or statute shall be settled by binding arbitration before a sole arbitrator under the then existing commercial arbitration rules of the American Arbitration Association sitting in Queens, New York. The award of such arbitrator shall be binding upon the parties and enforceable in any court of competent jurisdiction.

16. Confidentiality and Nondisclosure.

A. **Confidential Information:** Each Party hereto possesses certain non-public, confidential and/or proprietary information relating to their respective businesses that has been, or will be, disclosed to the receiving Party, including without limitation, financing contacts, customer and vendor information, licensing agreements, business plans, designs, images, marks, logos and other intellectual property and related documentation, marketing and financing strategies, and information designated by either Party as confidential or which from the circumstances surrounding the disclosure should in good faith be treated as confidential (collectively, the "Confidential Information") solely for the purpose of furthering the goals of this JV (the "Permitted Use"). For purposes of this Paragraph 16, the providing Party of Confidential Information is referred to as the "Owner" and the Party receiving the Owner's Confidential Information is the "Recipient." References to the Recipient under this Paragraph 16 shall include the Recipient, its employees, agents and advisors. Notwithstanding, Confidential Information does not include information that is excluded from being "Confidential Information" in Paragraph D of this Paragraph 16. All Confidential Information shall be designated in writing and marked "CONFIDENTIAL" at the top of each page. If the Confidential Information is disclosed orally, then within one business day the Owner shall notify the Recipient in writing that the Confidential Information has been disclosed and that writing shall be marked "CONFIDENTIAL" at the top of each page.

B. **Ownership of Confidential Information:** Each Party acknowledges and agrees as Recipient of the Owner's Confidential Information that the Owner's Confidential Information is and shall remain the exclusive property of the Owner. Each Party acknowledges that the Confidential Information is confidential and material to the interests, business and affairs of the Owner and that the disclosure thereof (other than as permitted under this Agreement) would be detrimental to the interests, business and affairs of the Owner. No use of Confidential Information is permitted except as otherwise provided herein

and no grant under any intellectual property rights is hereby given or intended by either Party, including any license (implied or otherwise).

C. **Nondisclosure and Non-Use of Confidential Information:**

(I) Each Party as Recipient agrees not to disclose the Owner's Confidential Information to any person or permit any person to use or copy Confidential Information, for any purpose other than in connection with the Permitted Use. Without the prior written consent of the Owner or except as otherwise provided herein, the Recipient will not: (i) distribute or disclose to any other person any of the Owner's Confidential Information; (ii) permit any other person to have access to or use the Owner's Confidential Information; (iii) use the Owner's Confidential Information for any purpose other than the Permitted Use; or (iv) disclose to any other person that discussions, investigations or negotiations are taking place concerning a possible transaction between the Parties; the terms, conditions, status or other facts regarding a possible transaction between the Parties; or that a Recipient has received Confidential Information from the Owner. Each Party as Recipient also agrees not to use or permit the use of the Owner's Confidential Information for the direct or indirect monetary or non-monetary benefit (collectively, "Recipient's Benefit") of Recipient, any of its employees, agents or advisors, or otherwise, by any third parties to this Agreement.

(II) Each Party further agrees to require any agents to whom it provides Confidential Information to sign a separate acknowledgement binding such agent to the terms of this Agreement.

(III) Confidential Information does not include information that is otherwise available to the public not due to disclosure by the Recipient or which becomes available to the Recipient through sources other than the Recipient.

D. **Disclosure Required by Law:** In the event that either Party is required by law in any judicial or governmental proceeding or otherwise to disclose the Owner's Confidential Information, the Recipient will give the Owner prompt written notice of such request so a protective order or appropriate remedy may be sought. Each Party further agrees to require any agents to whom it provides Confidential Information to sign a separate acknowledgment binding such agent to the terms of this Agreement.

E. **Return or Destruction of Confidential Information:** Upon written demand by the Owner, notwithstanding the Recipient's non-disclosure and non-use obligations under this Agreement, the Parties shall not make any other use of Confidential Information and shall not provide Confidential Information to any other entity for any purpose. Pursuant to an Owner's request, the Recipient shall either return or destroy all copies of Confidential Information and shall destroy all notes or other material prepared by the Recipient, which evaluate or reflect Confidential Information. If requested, the Recipient shall provide written certification to the Owner within ten (10) days that all Confidential Information is returned or destroyed as required by this Agreement.

F. **No Representation or Warranty:** Neither Party makes any representation or warranty, express nor implied, as to the accuracy or completeness of its Confidential Information. Neither Party, nor any of its respective affiliates, officers, directors, employees, agents or controlling persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have any liability to the Owner or any other person resulting from the

Recipient's or other person's use of such Confidential Information in accordance with this Agreement. The Recipient agrees to be responsible for any Confidential Information so disclosed and to enforce the obligations undertaken in this Agreement as to such employees, agents and advisors, using at least such diligence and care with the Owner's Confidential Information as if such information were the Confidential Information of the Recipient.

G. **Term.** This Paragraph 16 shall remain in full force and effect for a period of two years from the date first written above.

17. Counterparts. This Joint Venture Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. The counterparts shall be promptly delivered to each party when executed. Delivery may be made by delivering a pdf copy via email.

IN WITNESS WHEREOF, this Agreement is executed on the dates set forth below to be effective as of the Effective Date.

FAST FINANCE PAY CORP. 11/10/23

ff24 Pay Corp
Fast Finance Pay Corp.
66 West Flagler Street, Suite 900
Miami, FL 33130

BY: ______________________
Andreas Garke
President

SOFTWARE OWNERS

____
Prithwiraj Mukherjee
Software Owner

____
Rupesh Chaudhuri
Software Owner

EXHIBIT A

Digiclerk Financial Model June 2023